Exhibit 10.7
BRIGHAM EXPLORATION COMPANY
AMENDMENT
TO
NON-QUALIFIED STOCK OPTION AGREEMENTS
UNDER
THE 1997 DIRECTOR STOCK OPTION PLAN
This Amendment to Non-Qualified Stock Option Agreements under the 1997 Director Stock Option Plan (this “Amendment”) is made effective as of September 23, 2009 (the “Effective Date”) by Brigham Exploration Company (the “Company”).
WHEREAS, in connection with approval by the Board of Directors of the Company of an amendment to the 1997 Director Stock Option Plan (the “Plan”) to permit the immediate vesting and exercise of options granted under the Plan upon the occurrence of certain transactions affecting the ownership of the Company, the Board of Directors of the Company also deemed it to be in the best interest of the Company and its stockholders to amend all of the outstanding Non-Qualified Stock Option Agreements Under the 1997 Director Stock Option Plan (the “Plan Agreements”) to permit the immediate vesting and exercise of options upon the occurrence of certain transactions affecting the ownership of the Company; and
WHEREAS, the Company has prepared this Amendment to further evidence the approval by the Board of Directors of the Company of the amendment to the Plan Agreements to permit the immediate vesting and exercise of options upon the occurrence of certain transactions affecting the ownership of the Company;
NOW, THEREFORE, in consideration of the premises, the Company does hereby amend the Plan Agreements as follows:
1. Section 6 of each of the Plan Agreements is hereby amended by the addition of the following paragraph:
“If any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, or any “Person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), will become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate forty-nine percent (49%) or more of either the then outstanding shares of Common Stock of the Company or the voting power of the Company (a “Fundamental Change”), then immediately before and contingent upon the consummation of the Fundamental Change, any portion of the Option which is not then vested and exercisable shall become fully vested and exercisable, so that Director shall have an opportunity to exercise the Option prior to and contingent upon the consummation of the Fundamental Change. The Company shall provide to Director at least 30 days’ notice of any pending Fundamental Change during which period Director may elect to exercise the Option effective immediately before and contingent upon consummation of such Fundamental Change.”
2. Except as otherwise specifically set forth herein, all other terms and conditions of the Plan Agreements shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment has been executed as of the Effective Date.

BRIGHAM EXPLORATION COMPANY
By:	/s/ Ben M. Brigham
Ben M. Brigham